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                                                                    EXHIBIT 99.1


                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


        In connection with the Annual Report on Form 10-K of APAC Customer Services, Inc. (the "Company") for the fiscal year ended December 29, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Theodore G. Schwartz, as Chief Executive Officer of the Company, and Marc T. Tanenberg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:


        (1) The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Theodore G. Schwartz
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Name: Theodore G. Schwartz
Title: Chief Executive Officer
Date: March 18, 2003

/s/ Marc T. Tanenberg
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Name: Marc T. Tanenberg
Title: Chief Financial Officer
Date: March 18, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section18 of the Securities Exchange Act of 1934, as amended.